Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Steinway Musical Instruments Holdings, Inc. on Form S-1 Amendment No. 3 of our report dated March 17, 2023 on the consolidated financial statements of Steinway Musical Instruments Holdings, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Livingston, New Jersey

March 17, 2023